                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               ALEXANDER'S, INC.


                 The undersigned, Robin L. Farkas and Brian M. Kurtz, certify that they are the Chairman and Chief Executive Officer and Senior Vice President and Secretary, respectively, of Alexander's, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and do hereby further certify as follows:

                 1.       The name of the Corporation is Alexander's, Inc.

                 2. The name under which the Corporation was originally incorporated was "Farbro Corporation", and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 16, 1955, and was amended, so as to permit the Corporation to adopt its present name, by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on July 10, 1968 and was restated pursuant to a Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 6, 1973, and was amended by a Certificate of Amendment filed with the Secretary of State of the State of Delaware on December 10, 1975.

                 3. Pursuant to Section 303 of the General Corporation Law of the State of Delaware and the order dated September 21, 1993 of the United States Bankruptcy Court for the Southern District of New York, which has jurisdiction over the Corporation in a case under Chapter 11 of Title 11 of the United States Code, this Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby further amended and restated to read in its entirety as follows:


                                   Article I

                                      Name

                 The name of the corporation is Alexander's, Inc. (the "Corporation").
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                                      2

                                   Article II

                     Registered Office and Registered Agent

                 The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L - 100, in the City of Dover, County of Kent. The name of the registered agent of the Corporation at such address is the United States Corporation Company.


                                  Article III

                               Corporate Purpose

                 The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").


                                   Article IV

                                 Capital Stock

                 (1) Authorized Shares. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is twenty-six million (26,000,000) shares, of which three million (3,000,000) shall be preferred stock, $1.00 par value per share ("Preferred Stock"), ten million (10,000,000) shares shall be common stock, $1.00 par value per share ("Common Stock"), and thirteen million (13,000,000) shares shall be excess stock, $1.00 par value per share ("Excess Stock").

                 (2) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. All shares of any one series of preferred stock shall be identical except as to the dates of issue and the dates from which dividends on shares of the same series issued on different dates shall cumulate (if cumulative). Subject to the Certificate of Incorporation, authority is expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions of such series, to the full extent now of hereafter permitted by law, including, but not limited to, the following:
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                                       3

                          (a) The distinctive designations of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                          (b) The dividend rights of such series, the extent, if any, to which such dividends shall be cumulative, the conditions upon which and/or the dates when such dividends shall be payable and the date from which dividends on cumulative series shall accrue and be cumulative; provided that accumulated dividends shall not bear interest;

                          (c) Whether such series shall be redeemable and, if so, the terms and conditions of such redemption, including the time or times when and price or prices at which the shares of such series shall be redeemed;

                          (d) The rights of such series in the event of liquidation, dissolution or winding up of the Corporation (consolidation or merger of the Corporation with or into one or more other corporations or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Article IV);

                          (e) The terms and conditions, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or any other securities, to the full extent now or hereafter permitted by law; and

                          (f) Whether such series shall have any voting rights in addition to those prescribed by law and, if so, the terms and conditions of exercise of such voting rights.

                 (3)      Common Stock.

                          (a)     Subject to provisions of law and the
         preferences of the Preferred Stock and of any other stock ranking prior to the Common Stock as to dividends, the holders of shares of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors.

                          (b) Except as otherwise provided by law and in the Certificate of Incorporation or except as determined pursuant to authority of the Board of Directors as herein provided (i) all voting rights shall be vested exclusively in the holders of the outstanding shares of Common Stock and each such holder shall be entitled to one
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                                       4

         vote per share for all purposes for each share of Common Stock held of record by him and (ii) the holders of the outstanding shares of Preferred Stock shall not be entitled to vote for any purpose nor shall they be entitled to notice of meetings of stockholders.

                          (c) In the event of any liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of shares of any stock ranking prior to the Common Stock in distribution of assets shall be entitled upon liquidation, the holders of shares of Common Stock and the holders of shares of any other stock ranking on a parity with the Common Stock in the distribution of assets upon liquidation shall be entitled to share in the remaining assets of the Corporation according to their respective interests.

                 (4)      Restrictions on Ownership and Transfer; Excess Stock.

                          (a) Definitions. The following terms shall have the following meanings:

                 "Beneficial Ownership" means ownership of Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                 "Beneficiary" means the beneficiary of the Special Trust as determined pursuant to Section 5(e) of this Article IV.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 "Common Equity Stock" means outstanding Shares that are either Common Stock or Excess Common Stock.

                 "Constructive Ownership" means ownership of Shares either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner", "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

                 "Constructive Ownership Limit" means 9.9% of the outstanding Shares of any class.
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                                       5

                 "Determination Date" shall mean the date on which the United States Bankruptcy Court for the Southern District of New York enters an order confirming the plan of reorganization under Chapter 11 of the United States Bankruptcy Code for the Corporation.

                 "Direct Ownership" means beneficial ownership of Shares determined without regard to any rules of attribution. The terms "Direct Owner", "Directly Owns" and "Directly Owned" shall have the correlative meanings.

                 "Equity Stock" means outstanding Shares that are either Common Equity Stock or Preferred Equity Stock. Equity Stock of any particular class means Common or Preferred Stock of that class and Excess Common or Preferred Stock that would, under Section 5(e)(I) of this Article IV, automatically be exchanged for Common or Preferred Stock of that class in the event of a transfer of an interest in the Special Trust in which such Excess Stock is held.

                 "Excess Common Stock" means Excess Stock that would, under
         Section 5(e)(I) of this Article IV, automatically be exchanged for Common Stock in the event of a transfer of an interest in the Special Trust in which such Excess Stock is held.

                 "Excess Preferred Stock" means Excess Stock that would, under
         Section 5(e)(I), automatically be exchanged for Preferred Stock in the event of a transfer of an interest in the Special Trust in which such Excess Stock is held.

                 "Existing Constructive Holder" means any Person who (i) is the Constructive Owner of Shares in excess of the Constructive Ownership Limit on the Determination Date, so long as, but only so long as, such Person (w) provides the certification requested by the Board of Directors pursuant to Section 4(k)(II) as to such Person's status as a tenant of the Corporation or an owner, directly or indirectly, of a tenant of the Corporation and such certification is and remains true,
         (x) Constructively Owns Shares in excess of the Constructive Ownership Limit, (y) is designated by the Board of Directors as an Existing Constructive Holder pursuant to the provisions of Section 4(e)(II) and
         (z) is not a Disqualified Constructive Holder, or (ii) is designated by the Board of Directors as an Existing Constructive Holder pursuant to the provisions of Section 4(k)(II) or Section 4(k)(III), so long as, but only so long as, such Person (x) complies with any conditions or restrictions associated with such designation, (y) Constructively Owns Shares in excess of the Constructive Ownership Limit and (z) is not a Disqualified Constructive Holder.

                 "Existing Holder" means (i) any Person who is the Beneficial Owner of Shares of any class in excess of the Ownership Limit on the Determination Date and is designated as an Existing Holder by the Board of Directors pursuant to
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                                       6

         Section 4(e)(II), so long as, but only so long as, such Person Beneficially Owns shares of such class in excess of the Ownership Limit with respect to such class; (ii) any Person to whom an Existing Holder Transfers Beneficial Ownership of shares and who is designated as an Existing Holder pursuant to Section 4(i)(I) or Section 4(i)(V); and (iii) any Person who is designated as an Existing Holder pursuant to Section 4(k)(I) or 4(k)(III), so long as, but only so long as, such Person Beneficially Owns Shares in excess of the Ownership Limit (as adjusted pursuant to Section 4(k)(III)).

                 "Existing Holder Limit" (i) for any Existing Holder who is an Existing Holder by virtue of clause (i) of the definition of "Existing Holder", means, initially, the percentage, determined by the Board of Directors pursuant to Section 4(e)(II), of the outstanding Shares of any class Beneficially Owned by such Existing Holder on the Determination Date (as determined without regard to Section 544(a)(4)(A) of the Code as modified by Section 856(h)(1)(B)(ii) of the Code), that may be Beneficially Owned by such Existing Holder and, after any adjustment pursuant to Section 4(i) or 4(k)(I) of this
         Article IV, means the percentage of the outstanding Shares of such class as so adjusted; (ii) for any Existing Holder who becomes an Existing Holder pursuant to Section 4(i)(I), Section 4(i)(V) or
         Section 4(k)(I) shall mean, initially, the percentage of the outstanding shares of the relevant class Beneficially Owned by such Person at the time such Person becomes an Existing Holder and, after any adjustment pursuant to Section 4(i) or 4(k)(I) of this Article IV, means the percentage of the outstanding Shares of such class as so adjusted; and (iii) for any Person who is designated as an Existing Holder by the Board of Directors pursuant to Section 4(k)(III) shall mean, initially, the percentage of the outstanding shares of the relevant class Beneficially Owned by such Person at the time such Person becomes an Existing Holder and, after any adjustment pursuant to Section 4(i) or 4(k)(I) of this Article IV, means the percentage of the outstanding Shares of such class as so adjusted. There shall be a single Existing Holder Limit for each "family", as such term is defined in Section 544 of the Code.

                 "Mandatory Exchange Date" shall mean a date, fixed by the Board of Directors, for the purpose of any automatic exchange described in Section 4(b)(I). The Mandatory Exchange Date shall be not less than 135 days after the Determination Date.

                 "Market Price" means the last reported sales price reported on the New York Stock Exchange of Shares of the relevant class on the trading day immediately preceding the relevant date, or if the Shares of the relevant class are not then traded on the New York Stock Exchange, the last reported sales price of Shares of the relevant class on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Shares of the relevant class may
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                                       7

         be traded, or if the Shares of the relevant class are not then traded over any exchange or quotation system, then the market price of the Shares of the relevant class on the relevant date as determined in good faith by the Board of Directors of the Corporation.

                 "Original Owner" means any Person that is an individual within the meaning of section 542(a)(2) of the Code and that Beneficially Owns or Constructively Owns Shares of a class on the Determination Date.

                 "Ownership Limit" means (i) with respect to Shares of Common Stock, 4.9% of the outstanding Shares of such class; provided, however, that, in the event any Person that is an individual within the meaning of section 542(a)(2) of the Code is designated by the Board of Directors pursuant to Section 4(e)(II) or Section 4(k)(III) as an Existing Holder with respect to Shares of any class, the Ownership Limit with respect to the outstanding Shares of such class shall, if less than 4.9%, be equal to the greater of (A) 2% or (B) (x) 49.9% less the aggregate Existing Holder Limit for all such Existing Holders of Shares of such class divided by (y) (I) five (5) less (II) the number of such Existing Holders of Shares of such class and (ii) with respect to Shares of any other class, such percentage as shall be established by the Board of Directors at the time it authorizes the issuance of Shares of such class. For purposes of computing the Ownership Limit, the Board of Directors in its discretion may treat several Persons as a single Existing Holder, so as to avoid counting the same shares twice.

                 "Ownership Limitation Termination Date" means the date, determined by the Board of Directors, as of which the provisions of Sections (4), (5) and (6) of this Article IV shall no longer apply.

                 "Person" means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but does not include an underwriter which participates in a public offering of Shares for a period of 25 days following the purchase by such underwriter of those Shares.

                 "Preferred Equity Stock" means outstanding Shares that are either Preferred Stock or Excess Preferred Stock. Preferred Equity Stock of any particular class shall mean Preferred Stock of that class and Excess Preferred Stock that would, under Section 5(e)(I) of this
         Article IV, automatically be exchanged for Preferred Stock of
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                                       8

         that class in the event of a transfer of an interest in the Special Trust in which such Excess Preferred Stock is held.

                 "Purported Beneficial Holder" shall mean, with respect to any event, other than a purported Transfer, which results in Excess Stock, the person for whom the Purported Record Holder of the Shares that were, pursuant to Section 4(c) of this Article IV, automatically exchanged for Excess Stock upon the occurrence of such event held such Shares.

                 "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Shares, if such Transfer had been valid under Section 4(b) of this Article IV.

                 "Purported Record Holder" shall mean, with respect to any event, other than a purported Transfer, which results in Excess Stock, the record holder of the Shares that were, pursuant to Section 4(c) of this Article IV, automatically exchanged for Excess Stock upon the occurrence of such event.

                 "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Stock, the Person who would have been the record holder of the Shares if such Transfer had been valid under Section 4(b) of this Article IV.

                 "REIT" means a Real Estate Investment Trust under Section 856 of the Code.

                 "Reporting Threshold" means 2% or such other percentage as determined by the Board of Directors.

                 "Shares" means shares of Common Stock, Preferred Stock or Excess Stock.

                 "Special Trust" shall mean the trust created pursuant to
         Section 5(a) of this Article IV.

                 "Tenant" shall mean any person that leases (or subleases) real property of the Corporation.

                 "Transfer" means any sale, transfer, gift, assignment, devise or other disposition of Shares (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or
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                                       9

         exchangeable for Shares), whether voluntary or involuntary, whether of record or beneficial ownership and whether by operation of law or otherwise.

                          (b)     Restrictions on Ownership and Transfer.

                                  (I)      Except as provided in Section 4(k)
                 of this Article IV, on and after the Mandatory Exchange Date and prior to the Ownership Limitation Termination Date, no Person (other than an Existing Holder) shall Beneficially Own Shares of any class in excess of the Ownership Limit with respect to such class and no Person (other than an Existing Constructive Owner) shall Constructively Own Shares of any class in excess of the Constructive Ownership Limit with respect to such class, and no Existing Holder shall Beneficially Own Shares of any class in excess of the Existing Holder Limit with respect to such class for such Existing Holder. Shares of any class that are Beneficially Owned or Constructively Owned in violation of the foregoing prohibitions on the Mandatory Exchange Date shall be automatically exchanged for an equal number of shares of Excess Stock of the same type. Such exchange shall be effective as of the close of business on the date prior to the Mandatory Exchange Date.

                                  (II)     Except as provided in Section 4(k)
                 of this Article IV, from and after the Mandatory Exchange Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Shares of any class in excess of the Ownership Limit with respect to such class shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Person in excess of such Ownership Limit, and the intended transferee shall acquire no rights in such Shares.

                                  (III)    Except as provided in Section 4(k)
                 of this Article IV, from and after the Mandatory Exchange Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Shares of any class in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit, and such Existing Holder shall acquire no rights in such shares of Common Stock.

                                  (IV) From the Mandatory Exchange Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Constructive Holder) Constructively Owning Shares in excess of the Constructive Ownership Limit
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                                       10

                 shall be void ab initio as to the Transfer of such Shares which would be otherwise Constructively Owned by such Person in excess of such amount; and the intended transferee shall acquire no rights in such Shares.

                                  (V)      Except as provided in Section 4(k)
                 of this Article IV, from and after the Mandatory Exchange Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in the Shares being Directly Owned by fewer than 100 Persons shall be void ab initio as to the Transfer of such Shares which would otherwise be Directly Owned by the transferee, and the intended transferee shall acquire no rights in such Shares.

                                  (VI)     From and after the Mandatory
                 Exchange Date and prior to the Ownership Limitation Termination Date, any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, shall be void ab initio as to the Transfer of the Shares which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such Shares.

                          (c)     Exchange for Excess Stock.

                                  (I)      If, notwithstanding the other
                 provisions contained in this Article IV, at any time from the Mandatory Exchange Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer such that any Person (other than an Existing Holder) would Beneficially Own Shares of any class in excess of the Ownership Limit with respect to such class, then, except as otherwise provided in
                 Section 4(i) or Section 4(k) of this Article IV, such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock of the same type. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

                                  (II)     If, notwithstanding the other
                 provisions contained in this Article IV, at any time from the Mandatory Exchange Date and prior to the Ownership Limitation Termination Date, there is a purported transfer such that an Existing Holder would Beneficially Own Shares of any class in excess of the applicable Existing Holder Limit, then, except as otherwise provided in Section 4(i) or Section 4(k) of this
                 Article IV, such number of Shares in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock of the
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                                       11

                 same type. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

                                  (III)    If, notwithstanding the other
                 provisions contained in this Article IV, at any time from the Mandatory Exchange Date and prior to the Ownership Limitation Date, there is a purported Transfer such that any Person (other than an Existing Constructive Holder) would Constructively Own Shares of any class in excess of the applicable Constructive Ownership Limit, then, except as otherwise provided in Section 4(k) of this Article IV, such Shares in excess of such limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock of the same type. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

                                  (IV)     If, notwithstanding the other
                 provisions contained in this Article IV, at any time from the Mandatory Exchange Date and prior to the Ownership Limitation Termination Date, there is a purported Transfer which, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code, then the Shares being Transferred which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock of the same type. Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer.

                                  (V)      If, notwithstanding the other
                 provisions contained in this Article IV, at any time from the Mandatory Exchange Date and prior to the Ownership Limitation Termination Date, any Person other than an Existing Holder with respect to Shares of the relevant class (the "Purchaser") purchases or otherwise acquires an interest in a Person which Beneficially Owns Shares (the "Purchase") and, as a result, the Purchaser would Beneficially Own Shares of any class in excess of the Ownership Limit with respect to such class, then, except as provided in Section 4(k) of this Article IV, such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock of the same type. Such exchange shall be effective as of the close of business on the business day prior to the date of the Purchase. In determining which Shares are exchanged, Shares of the relevant class Beneficially Owned by the Purchaser prior to the Purchase shall be treated as exchanged before any Shares Beneficially Owned by the Person an interest in which is being so purchased or acquired are so treated.
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                                       12

                                  (VI)     If, notwithstanding the other
                 provisions contained in this Article IV, at any time from the Mandatory Exchange Date and prior to the Ownership Limitation Termination Date, an Existing Holder purchases or otherwise acquires an interest in a Person which Beneficially Owns Shares (the "Purchase") and, as a result, such Existing Holder would Beneficially Own Shares of any class in excess of the applicable Existing Holder Limit, then, except as provided in
                 Section 4(i) or Section 4(k) of this Article IV, such number of Shares of such class in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock of the same type. Such exchange shall be effective as of the close of business on the business day prior to the date of the Purchase. In determining which Shares are exchanged, Shares Beneficially Owned by the purchasing Existing Holder prior to the Purchase shall be treated as exchanged before any Shares Beneficially Owned by the Person an interest in which is being so purchased or acquired are so treated.

                                  (VII)    If, notwithstanding the other
                 provisions contained in this Article IV, at any time from the Mandatory Exchange Date and prior to the Ownership Limitation Termination Date, any Person, other than an Existing Constructive Holder with respect to Shares of the relevant class (the "Purchaser"), purchases or otherwise acquires an interest in a Person which Constructively Owns Shares (the "Purchase") and, as a result, the Purchaser would Constructively Own Shares in excess of the Constructive Ownership Limit with respect to such class, then, except as otherwise provided in Section 4(k) of this Article IV, such number of Shares in excess of the Constructive Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock of the same type. Such exchange shall be effective as of the close of business on the business day prior to the date of the Purchase. In determining which Shares are exchanged, Shares Constructively Owned by the Purchaser prior to the Purchase shall be treated as exchanged before any Shares Constructively Owned by the Person an interest in which is being so purchased or acquired are so treated.

                                  (VIII)   If, notwithstanding the other
                 provisions contained in this Article IV, at any time from the Mandatory Exchange Date and prior to the Ownership Limitation Termination Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person that Beneficially Owns Shares (the "Entity") and, as a result, a Person (other than an Existing Holder with respect to Shares of the relevant class) would Beneficially Own Shares in excess of the Ownership Limit with respect to such class, then, except as provided in Section 4(k) of this Article IV, such number of Shares in excess of such Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock of the same type. Such exchange shall be effective as of the close of business on the business day prior to the date of the redemption, repurchase, restructuring or similar transaction. In determining which Shares are exchanged, Shares of the relevant class Beneficially Owned by the Entity shall be treated as exchanged before any Shares Beneficially Owned by the Person holding an interest in the Entity (independently of such Person's interest in the Entity) are so treated.

                                  (IX)     If, notwithstanding the other
                 provisions contained in this Article IV, at any time from the Mandatory Exchange Date and prior to the Ownership Limitation Termination Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person that Beneficially Owns Shares of any class (the "Entity") and, as a result, an Existing Holder would Beneficially Own Shares of any class in excess of the applicable Existing Holder Limit, then, except as provided in Section 4(i) or Section 4(k), such number of Shares of such class in excess of such Existing Holder Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock of the same type. Such exchange shall be effective as of the close of business on the business day prior to the date of the redemption, repurchase, restructuring or similar transaction. In determining which Shares are exchanged, Shares Beneficially Owned by the Entity shall be treated as exchanged before any Shares Beneficially Owned by the Existing Holder (independently of such Existing Holder's interest in the Entity) are so treated.

                                  (X)      If, notwithstanding the other
                 provisions contained in this Article IV, at any time from the Mandatory Exchange Date and prior to the Ownership Limitation Termination Date, there is a redemption, repurchase, restructuring or similar transaction with respect to a Person that Constructively Owns Shares (the "Entity") and, as a result, a Person (other than an Existing Constructive Holder with respect to Shares of the relevant class) would Constructively Own Shares of any class in excess of the Constructive Ownership Limit with respect to such class, then, except as otherwise provided in Section 4(k) of this Article IV, such number of Shares in excess of the Constructive Ownership Limit (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of shares of Excess Stock of the same type. Such exchange shall be effective as of the close of business on the business day prior to the date of the redemption, repurchase, restructuring or similar transaction. In determining which Shares are exchanged, Shares of the relevant class Constructively Owned by the Entity shall be treated as exchanged before any Shares Constructively Owned by the Person holding an interest in the Entity (independently of such Person's interest in the Entity) are so treated.

                                  (XI)     If, notwithstanding the other
                 provisions contained in this Article IV, at any time from the Mandatory Exchange Date and prior to the Ownership Limitation Termination Date, an event, other than an event described in paragraphs (I) through (X) above, occurs which would, if effective, result in any Person (other than an Existing Constructive Holder with respect to Shares of the relevant class) Constructively Owning Shares of any class in excess of the Constructive Ownership Limit with respect to such class, then, except as otherwise provided in Section 4(k) of this
                 Article IV, the smallest number of Shares Constructively Owned by such Person which, if exchanged for Excess Stock of the same type, would result in such Person's Constructive Ownership of Shares of such class not being in excess of such Constructive Ownership Limit, shall be automatically exchanged for an equal number of shares of Excess Stock of the same type. Such exchange shall be effective as of the close of business on the business day prior to the date of the relevant event.

                                  (XII)    If, notwithstanding the other
                 provisions contained in this Article IV, at any time from the Mandatory Exchange Date and prior to the Ownership Limitation Termination Date, an event, other than an event described in paragraphs (I) through (X) above, occurs which would, if effective, result in any Person (other than an Existing Holder) Beneficially Owning Shares of any class in excess of the Ownership Limit with respect to such class, then, except as provided in Section 4(i) or Section 4(k) of this Article IV, the smallest number of Shares Beneficially Owned by such Person which, if exchanged for Excess Stock of the same type, would result in such Person's Beneficial Ownership of Shares of such class not being in excess of such Ownership Limit, shall be automatically exchanged for an equal number of shares of Excess Stock of the same type. Such exchange shall be effective as of the close of business on the business day prior to the date of the relevant event.

                                  (XIII)   Subject to the provisions of
                 paragraph (XIV) of this Section 4(c), if, notwithstanding the other provisions contained in this Article IV, at any time from the Mandatory Exchange Date and prior to the Ownership Limitation Termination Date, an event, other than an event described in paragraphs (I) through (X) above, occurs which would, if effective, result in any Existing Holder Beneficially Owning Shares of any class in excess of the applicable Existing Holder Limit, then, except as provided in Section 4(k) of this Article IV the smallest number of Shares of such class Beneficially Owned by such Existing Holder which, if exchanged for Excess Stock of the same type, would result in such Existing Holder's Beneficial Ownership of Shares of such class not being in excess of the such Existing Holder Limit, shall be automatically exchanged for an equal number of shares of Excess Stock of the same type. Such exchange shall be effective as of the close of business on the business day prior to the date of the relevant event.

                                  (XIV)    In addition, if a Person (the
                 "nonreporting Person") who Beneficially Owns more than the Reporting Threshold of the outstanding Shares of any class on the Determination Date does not provide all of the information required by Section 4(e)(I)(i) or (II) of this Article IV and, as a result, five or fewer Persons who are individuals within the meaning of Section 542(a)(2) of the Code would, but for the exchange required by this paragraph, Beneficially Own, in the aggregate, more than 49.9% of the outstanding shares of such class, then, as of the day prior to the date on which such aggregate ownership would have exceeded 49.9%, shares of such class Beneficially Owned by such nonreporting Person in excess of the Reporting Threshold of the outstanding shares of such class, to the extent not described on the written notice, if any, provided by such nonreporting Person pursuant to
                 Section 4(e)(I)(i) or (II) of this Article IV, shall be automatically exchanged for shares of Excess Stock of the same type to the extent necessary to prevent such aggregate ownership from exceeding 49.9%.

                          (d) Notice of Ownership or Attempted Ownership. Any Person who acquires or attempts to acquire shares in violation of
         Section 4(b) of this Article IV shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such acquisition or attempted acquisition on the Corporation's status as a REIT.

                          (e)     Owners Required to Provide Information.

                                  (I)      From and after the Determination
                 Date and prior to the Ownership Limitation Termination Date:

                                        (i)     every Beneficial Owner of more
                          than 2% (or such other percentage as determined by the Board of Directors) of any class of outstanding Equity Stock shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of Shares Beneficially

                          Owned, and a full description of how such Shares are held. Each such Beneficial Owner shall, upon demand by the Corporation, provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as, or eligibility to be taxed as, a REIT;

                                        (ii)    each Person who is a Beneficial
                          Owner or Constructive Owner of Shares and any Person (including the stockholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation's status as, or eligibility to be taxed as, a REIT.

                                  (II)     Every Beneficial Owner and
                 Constructive Owner of more than the Reporting Threshold of the outstanding Shares of any class of Equity Stock on the Determination Date and every Direct Owner of the Reporting Threshold or more of the outstanding Shares of any class of Equity Stock on the Determination Date shall, within 75 days of the Determination Date, give written notice, a form for which will be made available by the Corporation to those Persons that are shareholders as of the Determination Date, to the Corporation stating the name and address of such owner, the number of Shares Beneficially Owned, Constructively Owned or Directly Owned and a description of how such Shares are held. Within 105 days of the Determination Date, the Board of Directors (i) shall designate any Person that Beneficially Owns more than 4.9% of the outstanding shares of a class (or the Ownership Limit with respect to such class, if lower) on the Determination Date and that properly so notifies the Board of Directors within 75 days of the Determination Date as an Existing Holder with respect to the percentage of such class Beneficially Owned by such Person on the Determination Date and (ii) shall (subject to Section 4(k)(II)) designate any Person that Constructively Owns more than 9.9% of the outstanding shares of a class on the Determination Date and that properly so notifies the Board of Directors within 75 days of the Determination Date as an Existing Constructive Holder with respect to the percentage of such class Constructively Owned by such Person on the Determination Date.

                          (f) Remedies for Breach. If the Board of Directors shall at any time determine in good faith that a Transfer has taken place in violation of Section 4(b) of this Article IV or that a Person intends to acquire or has attempted to acquire Direct Ownership, Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 4(b) of this Article IV, the Board of Directors shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer (or any Transfer related to such intent), including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of paragraphs (II) through (IV) or
         (VI) of Section 4(b) shall automatically result in the exchange described in Section 4(c), irrespective of any action (or non-action) by the Board of Directors.

                          (g)     Remedies Not Limited.  Nothing contained in
         Section 4 of this Article IV shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preserving the Corporation's status as, or eligibility to be taxed as, a REIT.

                          (h) Ambiguity. In the case of an ambiguity in the application of any of the provisions of Section 4 of this Article IV, including any definition contained in Section 4(a), and any ambiguity with respect to which Shares are to be exchanged for Excess Stock in a given situation, the Board of Directors shall have the power to determine the application of the provisions of Section 4 of this Article IV with respect to any situation based on the facts known to it.

                          (i) Modification of Existing Holder Limits and Ownership Limit. Subject to the provisions of Section 7 of this
         Article IV, the Existing Holder Limits may be modified as follows:

                                  (I)      Subject to the limitations provided
                 in Section 4(j) of this Article IV, any Existing Holder with respect to a class, who is an individual within the meaning of
                 Section 542(a)(2) of the Code may Transfer Shares of such class to any Person up to the number of Shares Beneficially Owned by such transferor Existing Holder in excess of the Ownership Limit with respect to such class. Any such Transfer will decrease the Existing Holder Limit with respect to such class for such transferor Existing Holder by the percentage of the outstanding Equity Stock of such class so Transferred.
                 The transferee's Existing Holder Limit shall be equal to the percentage of the outstanding Equity Stock of such class owned by the transferee immediately after the transfer. The transferor Existing Holder shall give the Board of Directors of the Corporation prior written notice of any such Transfer.

                                  (II)     Subject to the limitations provided
                 in Section 4(j), the Board of Directors may grant stock options which result in Beneficial Ownership of Shares of any class by an Existing Holder with respect to such class pursuant to a stock option plan approved by the shareholders. Any such grant shall increase the Existing Holder Limit with respect to such class for the affected Existing Holder to the maximum extent possible under Section 4(j) to permit the Beneficial Ownership of the Shares of such class issuable upon the exercise of such stock option.

                                  (III)    The Board of Directors may reduce
                 the Existing Holder Limit for any class of Equity Stock for any Existing Holder, with the written consent of such Existing Holder, after any Transfer permitted in Section 4 of this
                 Article IV by such Existing Holder to a Person other than an Existing Holder, after the lapse (without exercise) of a stock option described in Section 4(i)(II) or after any other event.

                                  (IV)     Upon the divorce of an Existing
                 Holder, the Existing Holder Limits of the divorced couple shall be adjusted to reflect their Beneficial Ownership of Shares after such divorce.

                                  (V)      Subject to the limitations provided
                 in Section 4(j) of this Article IV, any Existing Holder who is an individual within the meaning of Section 542(a)(2) of the Code may transfer Shares of a class to a Person (other than another Existing Holder) who is also an individual within the meaning of such section, provided that the transferee does not Beneficially Own more shares of such class following the transfer than the transferor Beneficially Owned prior to the transfer. Subject to the limitations provided in Section 4(j) of this Article IV, the Board of Directors shall, unless in its reasonable judgment a contrary decision is necessary or advisable to protect the Corporation's status as, or eligibility to be taxed as, a REIT, designate the transferee as an Existing Holder of the Shares Beneficially Owned by the transferee immediately following such transfer, in which case such transferee shall have an Existing Holder Limit equal to the percentage of the outstanding class represented by such Shares, and the Existing Holder Limit with respect to such class for the transferor Existing Holder shall be appropriately reduced. Transfers of Shares by Interstate Properties shall be treated as transfers of Shares by each of the partners of Interstate Properties in proportion to their interest in that partnership.

                                  (VI)     Subject to the limitations provided
                 in Section 4.4(j), the Board of Directors may from time to time increase the Ownership Limit with respect to a class of shares.

                          (j)     Limitations on Modifications.

                                  (I)      Neither an Ownership Limit nor an
                 Existing Holder Limit with respect to a class of Equity Stock may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Shares that are individuals within the meaning of Section 542(a)(2) of the Code (including all of the then-existing Existing Holders that are individuals within the meaning of Section 542(a)(2) of the
                 Code) could Beneficially Own, in the aggregate, more than 49.9% of the outstanding Equity Stock of the class of Shares to which such Ownership Limit or Existing Holder Limit relates.

                                  (II)     Prior to the modifications of any
                 Existing Holder Limit or Ownership Limit pursuant to Section 4(i), the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation's status as, or eligibility to be taxed as, a REIT.

                                  (III)    No Existing Holder Limit with
                 respect to any class shall be reduced to a percentage which is less than the Ownership Limit for such class.

                                  (IV)     The Ownership Limit with respect to
                 a class of shares may not be increased to a percentage which is greater than 9.9%.

                          (k) Exceptions. Subject to the provisions of this Section 7 of this Article IV:

                                  (I)      The Board of Directors, with a
                 ruling from the Internal Revenue Service or an opinion of counsel or upon such other grounds as it deems satisfactory, may in its discretion exempt a Person from an Ownership Limit or an Existing Holder Limit with respect to a class of Shares, by designating such Person as an Existing Holder, increasing such Person's then-effective Existing Holder Limit, or otherwise, if the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of Shares of such class will violate the Ownership Limit or any applicable Existing Holder Limit with respect to such class, so as to jeopardize the Corporation's status or eligibility to be taxed as a REIT, and such Person agrees that any violation or attempted violation will result in, to the extent necessary, the exchange of Shares held by such Person for Excess Stock in accordance with Section 4(c).

                                  (II)     The Board of Directors, with a
                 ruling from the Internal Revenue Service, an opinion of counsel or upon such other grounds as it deems satisfactory, may designate a Person as an Existing Constructive Holder with respect to Shares of a class, if such Person does not, and represents that it will not, own, directly or constructively (by virtue of the application of section 318(a) of the Code, as modified by section 856(d)(5) of the Code), more than a 9.9% interest (as set forth in section 856(d)(2)(B)) in a Tenant (or such smaller interest as would, in conjunction with the direct or constructive holdings of the Existing Constructive Holders, cause the aggregate interest held by the Existing Constructive Holders and such Person to exceed 9.9%) and the Corporation obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in, to the extent necessary, the exchange of Shares held by such Person in excess of the Constructive Ownership Limit with respect to such class for Excess Stock of the same type in accordance with Section 4(c) (as though the phrase "other than an Existing Constructive Holder" did not appear therein). The Board of Directors shall not decline to exercise its authority under this Section 4(k)(II) to designate a Person as an Existing Constructive Holder unless in its reasonable judgment such a decision is necessary or advisable to protect the Corporation's status as, or eligibility to be taxed as, a REIT.

                                  (III)    If, as a result of a transfer of
                 Shares by or to an Original Owner, a Person who is an individual within the meaning of Section 542(a)(2) of the Code would Beneficially Own or Constructively Own Shares of any class in excess of the Ownership Limit with respect to such class (or any applicable Existing Holder Limit), with the result that there would be an exchange of Shares for Excess Stock pursuant to Section 4(c), the Board of Directors may in its discretion, except to the extent provided below, forestall such an exchange by designating such Person as an Existing Holder and/or an Existing Constructive Holder with respect to the percentage of such Shares Beneficially Owned or Constructively Owned (as the case may be) by such Person as a result of the transfer or increasing such Person's then-effective Existing Holder Limit. In consequence of the new Existing Holder Limit for such Person, the Board of Directors shall reduce the Ownership Limit and, to that end, may designate other Persons as Existing Holders and/or Existing Constructive Holders with respect to Shares of such class Beneficially Owned or Constructively Owned (as the case may be) by such Persons. Any action by the Board of Directors pursuant to this Section 4(k)(III) shall be subject to the limitations provided in Section 4(j), as well as the other provisions of this Article IV. The Board of Directors shall not exercise its authority under this Section 4(k)(III), (i) if as a result of such exercise any Person (other than an

                 Existing Holder) would own Shares in excess of the Ownership Limit; or (ii) to the extent that, in the reasonable judgment of the Board of Directors, such a decision is necessary or advisable to protect the Corporation's status as, or eligibility to be taxed as, a REIT. Transfers of Shares by or to Interstate Properties shall be treated as transfers of Shares by or to each of the partners of Interstate Properties in proportion to their interest in that partnership. In addition, the transfer by a partner of Interstate Properties of an interest in that partnership or the termination of a partner's interest shall be treated as a transfer by such partner of a proportionate amount of the Shares held by that partnership.

                                  (IV) The Board of Directors shall have no obligation to consider exercising its authority under Section 4(k) with respect to a transfer unless it has prior written notice of such transfer within a reasonable period of time in advance of the proposed date of such transfer.

                                  (V)      The exercise by the Board of
                 Directors of its authority pursuant to this Section 4(k) shall be subject to such conditions as it reasonably believes to be appropriate.

                          (l)     Legend.

                                  (I)      Each certificate for Common Stock
                 shall bear the following legend:

                          "The shares of Common Stock represented by this
                 certificate are subject to restrictions on ownership and transfer for the purpose of maintaining the Corporation's eligibility to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may Beneficially Own or Constructively Own shares of Common Stock in excess of the applicable Ownership Limit or Constructive Ownership Limit, respectively, with respect to the outstanding Common Equity Stock of the Corporation (unless such Person is an Existing Holder or an Existing Constructive Holder, respectively, of such Shares). Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Corporation. If the restrictions on ownership and transfer are violated, the shares of Common Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Corporation. In addition, the shares of Common Stock represented by this certificate are subject to the restrictions on transferability that are set forth in section 7 of Article IV of the Corporation's Amended and Restated Certificate of Incorporation. All capitalized terms used in this legend have the meanings set forth in the Corporation's Amended and Restated Certificate of Incorporation, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each shareholder who so requests."

                                  (II) Each certificate for Preferred Stock shall bear the following legend:

                          "The shares of Preferred Stock represented by this
                 certificate are subject to restrictions on ownership and transfer for the purpose of maintaining the Corporation's eligibility to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may Beneficially Own or Constructively Own shares of Preferred Stock of any series in excess of the applicable Ownership Limit or Constructive Ownership Limit, respectively, with respect to the outstanding Preferred Equity Stock of such series of the Corporation (unless such Person is an Existing Holder or an Existing Constructive Holder, respectively, of such Shares). Any Person who attempts to Beneficially Own or Constructively Own Shares in excess of the above limitations must immediately notify the Corporation. If the restrictions on ownership and transfer are violated, the shares of Preferred Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Corporation. In addition, the shares of Preferred Stock represented by this certificate are subject to the restrictions on transferability that are set forth in section 7 of Article IV of the Corporation's Amended and Restated Certificate of Incorporation. All capitalized terms used in this legend have the meanings set forth in the Company's Amended and Restated Certificate of Incorporation, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each shareholder who so requests."

                 (m) Preferred Stock Issued in More than One Series. If Shares of more than one series of Preferred Stock are outstanding, each such series shall be treated as a separate class for purposes of Sections 4 and 5 of this Article IV, except that the Board of Directors, at the time it authorizes the issue of a series of Shares of Preferred Stock, may treat such series as being of the same class as a different series of outstanding Shares of Preferred Stock and/or a different series of Shares of Preferred Stock simultaneously issued.

                 (n) Termination of Limitations. The Board of Directors may, at any time, determine, in its sole discretion, that the provisions of Sections (4), (5) and (6) of this Article IV shall no longer apply.

                 (5)      Excess Stock.

                          (a) Ownership in Trust. Upon any purported Transfer or other event that results in an exchange of Shares for Excess Stock pursuant to Section 4(c), such Excess Stock shall be deemed to have been transferred to the Corporation, as trustee of a Special Trust for the exclusive benefit of the Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to Section 5(e). Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Stock except as provided in Section 5(e). Where a Transfer or other event results in an automatic exchange of Shares of more than one class for Excess Stock, then separate Special Trusts shall be deemed to have been established for the Excess Stock attributable to the Shares of each such class.

                          (b) Dividend Rights. Excess Stock shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Corporation that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Stock shall be repaid to the Corporation upon demand.

                          (c) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, (i) subject to the preferential rights of the Preferred Stock, if any, as may be determined by the Board of Directors of the Corporation pursuant to
         Section 2 of this Article IV and the preferential rights of the Excess Preferred Stock, if any, each holder of shares of Excess Common Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Common Stock, that portion of the assets of the Corporation available for distribution to the holders of Common Stock or Excess Common Stock which bears the same relation to the total amount of such assets of the Corporation as the number of shares of the Excess Common Stock held by such holder bears to the total number of shares of Common Stock and Excess Common Stock then outstanding and
         (ii) each holder of shares of Excess Preferred Stock shall be entitled to receive that portion of the assets of the Corporation which a holder of the Preferred Stock that was exchanged for such Excess Preferred Stock would have been entitled to receive on liquidation had such Preferred Stock remained outstanding. The Corporation, as holder of the Excess Stock in trust, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Special Trust, when determined, any such assets received in respect of the Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation.

                          (d) Voting Rights. All voting rights of the Excess Stock shall be vested exclusively in the Trustee of the Special Trust for the applicable class of Excess Stock. The Trustee of the Special Trust shall vote the Shares of Excess Common Stock in the same proportion as the holders of the outstanding Shares of Common Stock have voted and shall vote the Shares of Excess Preferred Stock in the same proportion as the holders of the outstanding Shares of Preferred Stock have voted.

                          (e) Restrictions On Transfer; Designation of Beneficiary.

                                  (I)      Excess Stock shall not be
                 transferable. The Purported Record Transferee or Purported Record Holder may freely designate a Beneficiary of an interest in the Special Trust (representing the number of shares of Excess Stock held by the Special Trust attributable to a purported Transfer or other event that resulted in the Excess Stock), if (i) the shares of Excess Stock held in the Special Trust would not be Excess Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee or Purported Beneficial Holder does not receive a price, as determined on a Share-by-Share basis, for designating such Beneficiary that reflects a price for such Excess Stock that, in the case of a Purported Beneficial Transferee, exceeds (x) the price such Purported Beneficial Transferee paid for the Shares in the purported Transfer that resulted in the exchanges of Shares for Excess Stock, or (y) if the Purported Beneficial Transferee did not give value for such Shares (through a gift, devise or other transaction), a price per share equal to the Market Price of such Shares on the date of the purported Transfer that resulted in the exchange of Shares for Excess Stock or, in the case of a Purported Beneficial Holder, exceeds the Market Price of the Shares that were automatically exchanged for such Excess Stock on the date of such exchange. Upon such a transfer of an interest in the Special Trust, the corresponding shares of Excess Stock in the Special Trust shall be automatically exchanged for an equal number of shares of Common Stock or shares of a class of Preferred Stock (depending upon the type and class of Shares that were originally exchanged for such Excess Stock) and such shares of Common Stock or Preferred Stock shall be transferred of record to the transferee of the interest in the Special Trust if such Common Stock or Preferred Stock would not be Excess Stock in the hands of such transferee. Prior to any transfer of any interest in the Special Trust, the Purported Record Transferee or Purported Record Holder, as the case may be, must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under Section 5(f) of this Article IV.

                          (II) Notwithstanding the foregoing, if a Purported Beneficial Transferee or Purported Beneficial Holder receives a price for designating a Beneficiary of an interest in the Special Trust that exceeds the amounts allowable under Section 5(e)(I) such Purported Beneficial Transferee or Purported Beneficial Holder shall pay, or cause such Beneficiary to pay, such excess to the Corporation.

                          (f) Purchase Right in Excess Stock. Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to, in the case of Excess Stock resulting from a purported Transfer, the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer or, in the case of Excess Stock created by any other event, the lesser of (i) the Market Price of the Shares originally exchanged for the Excess Stock on the date of such exchange or (ii) the Market Price of such Shares on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported Transfer or other event which resulted in an exchanges of Shares for such Excess Stock and (ii) the date the Board of Directors determines in good faith that a purported Transfer or other event resulting in exchange of Shares for such Excess Stock has occurred, if the Corporation does not receive a notice of any such Transfer pursuant to
         Section 4(e) of this Article IV.

                 (6)      Tenant Ownership Limitation.

                          (a) Notice Requirement. An Existing Constructive Holder shall, immediately upon the occurrence of an event causing such Existing Constructive Holder to Constructively Own 2.0% or more of (i) in the case of a Tenant that is a corporation, the outstanding voting power or the total number of outstanding shares of such Tenant, or
         (ii) in the case of a Tenant that is not a corporation, the assets or net profits of such Tenant, give written notice to the Corporation of its Constructive Ownership of interests in such Tenant. Such notice shall specify, as a percentage, (i) in the case of a Tenant that is a corporation, such Existing Constructive Holder's Constructive Ownership of the outstanding voting power and the total number of outstanding shares of such Tenant, or (ii) in the case of a Tenant that is not a corporation, such Existing Constructive Holder's Constructive Ownership of the assets and net profits of such Tenant. Existing Constructive Holders that Constructively Own such an interest in a Tenant on the Determination Date shall so notify the Corporation within 60 days after the Determination Date.

                          (b) Ownership Registration. Upon receipt of a notice described in Section 6(a) (a "Section 6(a) Notice"), the Corporation shall immediately notify the other Existing Constructive Holders of the name of the Tenant subject to the Section 6(a) Notice (the "Designated Tenant"). Each other Existing Constructive Holders shall, within 30 days of receiving such notice from the Corporation, provide the Corporation with written notice (a "Section 6(b) Notice") specifying, as a percentage, (i) where the Designated Tenant is a corporation, such Existing Constructive Holder's Constructive Ownership of the outstanding voting power and the total number of outstanding shares of such Designated Tenant, or (ii) where the Designated Tenant is not a corporation, such Existing Constructive Holder's Constructive Ownership of the assets and net profits of such Designated Tenant.

                          (c) Notice of Changes in Ownership. While a Tenant is a Designated Tenant, each Existing Constructive Holder shall, within 20 days of an event causing a change in the percentage levels of such Existing Constructive Holder's Constructive Ownership of such Designated Tenant, notify the Corporation of changes in the information contained in such Existing Constructive Holder's Section 6(a) Notice or Section 6(b) Notice with respect to such Designated Tenant (or any update of such information pursuant to this Section 6(c)).

                          (d)     Recordkeeping.  The Secretary of the
         Corporation shall maintain a record of the aggregate Constructive Ownership of each Designated Tenant by the Existing Constructive Holders and shall make such record available to an Existing Constructive Holder upon request. A Designated Tenant shall remain a Designated Tenant for so long as there is an Existing Constructive Holder which Constructively Owns 2.0% or more of (i) in the case of a Designated Tenant that is a corporation, the outstanding voting power or the total number of outstanding shares of such Designated Tenant, or (ii) in the case of a Designated Tenant that is not a corporation, the assets or net profits of such Designated Tenant. The Secretary of the Corporation shall notify the Existing Constructive Holders when the status of a Tenant as a Designated Tenant terminates. An Existing Constructive Holder's status as a Disqualified Existing Constructive Holder will terminate when the status of the Tenant with respect to such disqualified status arose as a Designated Tenant terminates.

                          (e) Excess Ownership. If, at any time from the Determination Date to the Ownership Limitation Termination Date, the aggregate Constructive Ownership of a Tenant (the "Related Party Tenant") by the Existing Constructive Holders equals or exceeds 10.0% of (i) in the case of a Tenant that is a corporation, the outstanding voting power or the total number of outstanding shares of such Tenant, or (ii) in the case of a Tenant that is not a corporation, the assets or net profits of such Tenant, then, provided that the amounts received by the Corporation from leases of real property rented by such Related Party Tenant exceeded $100,000 in the immediately preceding fiscal year (the "De Minimis Level"), one or more of the Existing Constructive Holders shall be a Disqualified Constructive Holder, in accordance with the rules set forth below. The De Minimis level for a particular Related Party Tenant shall be adjusted in the event that (i) there are preexisting Designated Tenants which are Related Party Tenants and (ii) the amounts received by the Corporation from leases of real property rented by such Designated Tenants do not exceed the De Minimis level in the absence of such adjustment.

                                  (I) Excess Ownership of a Non-Designated Tenant. If the Related Party Tenant is not a Designated Tenant, then each Existing Constructive Holder whose Constructive Ownership of interests in such Related Party Tenant is such that such Existing Constructive Holder is required to provide a Section 6(a) Notice shall be a Disqualified Constructive Holder as of the first date that the aggregate ownership described in Section 6(e) first came to equal or exceed 10.0% or, if later, the first day of the first year in which amounts received by the Corporation with respect to Real Property rented by such Related Party Tenant exceeded the De Minimis Level.

                                  (II)     Excess Ownership of a Designated
                 Tenant. Subject to the provisions of Section 6(e)(III), if the Related Party Tenant is a Designated Tenant, then each Existing Constructive Holder that has not complied with the provisions of Section 6(c) hereof shall be a Disqualified Constructive Holder as of the first date that the aggregate ownership described in Section 6(e) first came to equal or exceed 10.0% or, if later, the first day of the first year in which amounts received by the Corporation with respect to real property rented by such Related Party Tenant exceeded the De Minimis Level. If the aggregate Constructive Ownership described in Section 6(e) continues to equal or exceed 10.0%, then the Existing Constructive Holder (x) whose Constructive Ownership of interests in such Designated Tenant equals or exceeds 2.0% of (i) in the case of a Designated Tenant that is a corporation, the outstanding voting power or the total number of outstanding shares of such Designated Tenant, or
                 (ii) in the case of a Designated Tenant that is not a corporation, the assets or net profits of such Designated Tenant and (y) which was the last such Existing Constructive Holder to (a) become an Existing Constructive Holder or (b) have an increase in its Constructive Ownership of the feature of the Designated Tenant with respect to which the aggregate ownership described in Section 6(e) equals or exceeds 10%, shall be treated as a Disqualified Constructive Holder for the period beginning on the first date that the aggregate ownership described in Section 6(e) first came to equal or exceed 10.0% or, if later, the first day of the first year in which amounts received by the Corporation with respect to real property rented by such

                 Related Party Tenant exceeded the De Minimis Level. If the aggregate Constructive Ownership of the remaining Existing Constructive Holders continues to equal or exceed 10%, then the process described above shall be repeated.

                                  (III)    Acquisitions During Notice Periods.
                 If the Related Party Tenant is a Designated Tenant and the aggregate Constructive Ownership described in Section 6(e) equals or exceeds 10.0% as a result of increases in Constructive Ownership taking place during the notice periods described in Section 6(a) or Section 6(b), then the Existing Constructive Holder that Constructively Owns an interest in the relevant feature of the Designated Tenant and that was the last such Existing Constructive Holder to (i) become an Existing Constructive Holder or (ii) have an increase in its Constructive Ownership of such feature of the Designated Tenant shall be treated as a Disqualified Constructive Holder for the period beginning on the first date that the aggregate ownership described in Section 6(e) first came to equal or exceed 10.0% or, if later, the first day of the first year in which amounts received by the Corporation with respect to Real Property rented by such Related Party Tenant exceeded the De Minimis Level. If excess aggregate Constructive Ownership continues to exist, then this process shall be repeated.

                          (f) Modifications. The Board of Directors may, on a prospective basis, modify the Constructive Ownership thresholds described in Section 6(a) and Section 6(d) and the De Minimis Level described in Section 6(e).

                          (g)     Determination of Voting Power.  The
         outstanding voting power of a corporate Tenant shall be determined for purposes of this Section 6 in the manner in which such is determined for purposes of Section 856(d)(2) of the Code.

                 (7)      Additional Restrictions on the Transfer of Common
                          Stock.

                          (a) Additional Restrictions. In order to preserve the net operating loss carryovers, capital loss carryovers, and business credit carryovers to which the Corporation is entitled pursuant to the Code and the regulations thereunder, the following restrictions shall apply from the Determination Date until the Expiration Date (as defined below). From and after the Determination Date no Person shall acquire Shares of any class, or any option or warrant to purchase any such Shares, to the extent that such acquisition would cause the Ownership Interest Percentage (as defined below) of the acquiror or any other person with respect to Shares of such class to equal or exceed 5 percent, whether or not said acquiror or other person held Shares of such class, or options or warrants to purchase such Shares equal to such percentage before such transfer. In addition, no person whose Ownership Interest

         Percentage with respect to Shares of a class exceeds 5 percent shall acquire or transfer any Shares of such class, or any options or warrants to purchase such Shares.

                          (b)     Definitions.  For purposes of this Section 7,
         (i) a Person's "Ownership Interest Percentage" with respect to Shares of a class shall be the sum of such Person's direct ownership of such Shares, as determined under Treasury Regulation Section 1.382-2T(f)(8) or any successor regulation and such Person's indirect ownership of such shares, as determined under Treasury Regulation Section 1.382-2T(f)(15) or any successor regulation, except that, for purposes of determining a Person's direct ownership interest in the Corporation, any ownership interest held by such Person in the Corporation described in Treasury Regulation Section 1.382-2T(f)(18)(iii)(A) or any successor regulation shall be treated as Shares of a class, and for purposes of determining a Person's indirect ownership interest in the Corporation, Treasury Regulations Sections 1.382-2T(g)(2), 1.382-2T(h)(2)(iii) and 1.382-2T(h)(6)(iii)
         or any successor regulations shall not apply and any stock that would be attributed to such Person pursuant to the option attribution rule of Treasury Regulation Section 1.382-2T(h)(4) or any successor regulation, if to do so would result in an ownership change, shall be attributed to such Person without regard to whether such attribution results in an ownership change; (ii) "transfer" refers to any means of conveying legal or beneficial ownership of Shares, or options or warrants to purchase Shares, other than Shares, or options or warrants to purchase Shares, conveyed by reason of death, gift, divorce or separation, whether such means is direct or indirect, voluntary or involuntary, including, without limitation, the transfer of ownership of any entity that owns, directly or indirectly, Shares or options or warrants to purchase Shares; (iii) "transferee" means any Person to whom Shares, options or warrants to purchase stock, of the Corporation is transferred; and (iv) the "Expiration Date" shall be that date, determined by the Board of Directors pursuant to Section 7(k) of this
         Article IV, as of which the provisions of this Section 7 shall no longer apply.

                          (c)     Excepted Transfers.  The transfer
         restrictions in this Section 7 shall not apply to (i) any acquisition of Shares of a class by a Person whose Ownership Interest Percentage with respect to such class on the Determination Date is equal to or greater than 5 percent or any affiliate of such a Person; (ii) any transfer of Shares of a class (or acquisition resulting from such transfer) from a Person whose Ownership Interest Percentage with respect to such class on the Determination Date is equal to or greater than 5 percent or any affiliate of such a Person; (iii) any transfer of Shares of a class pursuant to an offering of such Shares by the Corporation, to the extent determined by the Board of Directors at the time of such offering; (iv) any transfer of Shares (not otherwise described in this Section 7(c)) made in accordance with or pursuant to the plan of reorganization; or (v) any transfer of Shares specifically approved by the Board of Directors, upon an opinion of counsel, a private letter ruling or such other grounds, and subject to such conditions, as it deems satisfactory.

                          (d) Attempted Transfer in Violation of Transfer Restrictions. Any attempted acquisition or transfer of Shares of a class, or of options to acquire such Shares, that is not described in
         Section 7(c) and that is in excess of the Shares or options or warrants that could be transferred to the transferee without restriction under Section 7(a) shall not be effective to transfer ownership of such excess Shares, or options or warrants to acquire Shares (the "Prohibited Shares/Options") to the purported acquiror thereof (the "Purported Acquiror"), and the Purported Acquiror shall not be entitled to any rights as stockholder or optionholder or warrantholder of the Corporation with respect to such Prohibited Shares/Options (including, without limitation, the right to vote or to receive dividends with respect thereto). All rights with respect to the Prohibited Shares/Options shall remain the property of the Person who initially purported to transfer Prohibited Shares/Options to a Purported Acquiror (the "Initial Transferor") until such time as the Prohibited Shares/Options are resold as set forth in Section 7(e) or 7(f). The Purported Acquiror, by acquiring ownership of Shares or options or warrants to purchase such Shares, that are Prohibited Shares/Options, shall be deemed to have consented to all the provisions of this Section 7 and to have agreed to act as provided in
         Section 7(e).

                          (e) Transfer of Prohibited Shares/Options or Proceeds Thereof to Agent. Upon demand by the Corporation, the Purported Acquiror shall transfer any certificate or other evidence of purported ownership of the Prohibited Shares/Options within the Purported Acquiror's possession or control, along with any dividends or other distributions paid by the Corporation with respect to the Prohibited Shares/Options that were received by the Purported Acquiror (the "Prohibited Distributions"), to an agent designated by the Corporation (the "Agent"). If the Purported Acquiror has sold the Prohibited Shares/Options to an unrelated party in an arm's-length transaction after purportedly acquiring them, the Purported Acquiror shall be deemed to have sold the Prohibited Shares/Options as agent for the Initial Transferor, and in lieu of transferring the Prohibited Shares/Options and Prohibited Distributions to the Agent shall transfer to the Agent the Prohibited Distributions and the proceeds of such sale (the "Resale Proceeds") except to the extent that the Agent grants written permission to the Purported Acquiror to retain a portion of the Resale Proceeds not exceeding the amount that would have been payable by the Agent to the Purported Acquiror pursuant to
         Section 7(f) if the Prohibited Shares/Options had been sold by the Agent rather than by the Purported Acquiror. Any purported transfer of the Prohibited Shares/Options by the Purported Acquiror other than a transfer described in one of the two preceding sentences shall not be effective to transfer any ownership of the Prohibited Shares/Options.

                          (f) Sale of Prohibited Shares/Options and Allocation of Proceeds. The Agent shall sell in an arms-length transaction (through the exchange upon which the relevant class of securities is listed, if reasonably possible) any Prohibited Shares/Options transferred to the Agent by the Purported Acquiror, and the proceeds of such sale (the "Sales of Proceeds"), or the Resale Proceeds, if applicable, shall be allocated to the Purported Acquiror up to the purported purchase price paid or value of consideration surrendered by the Purported Acquiror for the Prohibited Shares/Options. Subject to the succeeding provisions of this Section 7(f), any Resale Proceeds or Sales Proceeds in excess of the amount allocable to the Purported Acquiror pursuant to the preceding sentence, together with any Prohibited Distributions, shall be the property of the Initial Transferor. If the identity of the Initial Transferor cannot be determined by the Agent through inquiry made to the Purported Acquiror, the Agent shall publish appropriate notice (in the Wall Street Journal, if reasonably possible) for seven consecutive business days in an attempt to identify the Initial Transferor in order to transmit any Resale Proceeds or Sales Proceeds or Prohibited Distributions due to the Initial Transferor pursuant to this Section 7(f). The Agent may also take, but is not required to take, other reasonable actions to attempt to identify the Initial Transferor. If after 90 days following the final publication of such notice the Initial Transferor has not been identified, any amounts due to the Initial Transferor pursuant to this subparagraph may be paid over to a court or governmental agency, if applicable law permits, or otherwise shall be transferred to an entity designated by the Corporation that is described in Section 501(c)(3) of the Code. In no event shall any such amounts due to the Initial Transferor inure to the benefit of the Corporation or the Agent, but such amounts may be used to cover expenses (including but not limited to the expenses of publication) incurred by the Agent in attempting to identify the Initial Transferor.

                          (g)     Prompt Enforcement Against Purported
         Acquiror. Within thirty business days of learning of a purported transfer of Prohibited Shares/Options to a Purported Acquiror, the Corporation, through its Secretary, shall demand that the Purported Acquiror surrender to the Agent the certificates representing the Prohibited Shares/Options, or any Resale Proceeds, and any Prohibited Distributions, and, if such surrender is not made by the Purported Acquiror within thirty business days from the date of such demand, the Corporation shall institute legal proceedings to compel such transfer; provided, however, that nothing in this Paragraph (g) shall preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, and also provided that failure of the Corporation to act within the time periods set out in this Paragraph (g) shall not constitute a waiver of any right of the Corporation to compel any transfer required by Section 7(e).

                          (h) Additional Actions to Prevent Violation of Attempted Violation. Upon a determination by the Board of Directors that there has been or is threatened a purported transfer of Prohibited Shares/Options to a Purported Acquiror, the Board of Directors may take such action in addition to any action required by the preceding Paragraph as it deems advisable to give effect to the provisions of this Section 7, including, without limitation, refusing to give effect on the books of this Corporation to such purported transfer or instituting proceedings to enjoin such purported transfer.

                          (i) Obligation to Provide Information. The Corporation may require as a condition to the registration of the transfer of any Shares, or options or warrants to acquire Shares, that the proposed transferee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the proposed transferee's direct or indirect ownership interests in, or options or warrants to acquire Shares of, the Corporation.

                          (j) In the event that a purported transfer of Shares violates the provisions of both Section 4 of this Article IV and this Section 7, the provisions of this Section 7 shall apply.

                          (k) The Board of Directors may, at any time, determine, in its sole discretion, that the provisions of this Section
         (7) shall no longer apply.

                 (8) Prohibition on Issuance of Nonvoting Equity Securities. Notwithstanding anything to the contrary contained herein, the Corporation shall not issue nonvoting equity securities; provided, however, that any series of Preferred Stock designated pursuant to Section 2 of Article IV as having the right, voting separately as a class, to elect any directors of the Corporation if and when dividends payable on such shares of Preferred Stock shall have been in arrears and unpaid for a specified period of time (such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right) shall not be nonvoting equity securities for purposes of this Article IV.

                 (9) Preemptive Rights. No holder of Shares of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any Shares of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such Shares, which may at any time be issued, sold or offered for sale by the Corporation.

                 (10) Severability. If any provision of this Article IV or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                 (11) New York Stock Exchange Transactions. Nothing in this Article IV shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.


                                   Article V

                              Perpetual Existence

                 The Corporation is to have perpetual existence.


                                   Article VI

                               Limited Liability

                 The private property of the stockholders shall not be subject to the payment of any corporate debts to any extent whatever.


                                  Article VII

                                   Directors

                 The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                 (1) The Board of Directors shall be constituted as follows:

                          (a) The number of directors constituting the Board of Directors shall be fixed by, or in the manner provided in the By-Laws of the Corporation, but in no event shall such number be less than three nor more than seventeen.

                          (b) There shall be three classes of directors, designated as Classes I, II and III, respectively. At the annual election of directors held at the annual meeting of stockholders in 1975, the directors shall be divided into such classes, as nearly equal in number as may be. The exact number of directors in each class shall be determined by resolution of the Board of Directors as provided in the By-Laws of the Corporation. The term of office of Class I directors shall expire at the first annual meeting of stockholders after their election, the term of office of Class II directors shall expire at the second annual meeting of stockholders after their election, and the term of office of Class III directors shall expire at the third annual meeting of stockholders after their election. At each annual election held after such classification and election to be held in 1975, directors chosen to succeed those whose terms expire shall be elected for a term of office to expire at the third annual meeting of stockholders after the election.

                 (2) The Board of Directors shall have the power without the assent or vote of the stockholders:

                          (a) To make, alter, amend, change, add to or repeal the By-Laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                          (b) To determine from to time to time whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of the stockholders.

                          (c) By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

                 (3) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                          (a) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the board or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

                          (b) The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                          (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

                 Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                 (4) (a) The affirmative vote of the outstanding shares of stock of the Corporation entitled to cast two-thirds or more of the votes thereon (voting as one class) shall be required:

                           (i) to adopt any agreement for the merger or consolidation of the Corporation with or into any other corporation or other entity, whether or not the Corporation is the surviving entity of such merger or consolidation;

                          (ii)    to authorize the sale to any other
                 corporation, individual or other entity of all or substantially all of the property or assets of the Corporation;

                          (iii) to authorize any liquidation or dissolution of the Corporation; or

                          (iv) to reserve to the stockholders of the Corporation, by an amendment to this Amended and Restated Certificate of Incorporation or otherwise, the right to determine the consideration for the issuance of any shares or for the disposition of any treasury shares.

                          (b) The provisions of this paragraph (4) shall not apply to any statutory merger or any consolidation in which the Corporation and one or more subsidiaries of the Corporation are the only constituent parties. For the purpose of this paragraph (4), "subsidiary" is any corporation 50% or more of the voting securities of which are owned, directly or indirectly, by the Corporation.

                          (c) The affirmative vote of the outstanding shares of stock of the Corporation entitled to cast two-thirds or more of the votes thereon (voting as one class) shall be required to authorize any amendment to this Amended and Restated Certificate of Incorporation which shall alter, amend, change, or repeal any of the provisions of this paragraph (4).

                 (5) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the laws of the State of Delaware, of this certificate, and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Law so made shall invalidate any prior act of the directors which would have been valid if such By-Law had not been made.


                                  Article VIII

                                 Reorganization

                 Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   Article IX

                           Meetings of Stockholders;
                            Books of the Corporation

                 Meetings of stockholders may be held outside the State of Delaware, if the By-Laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.


                                   Article X

                         Indemnification of Directors,
                              Officers and Others

                 The Corporation shall, to the fullest extent permitted under
Section 145 of the General Corporation Law, as amended from time to time, indemnify all persons that it may indemnify pursuant thereto. Without limiting or (except to the extent required by applicable law) being limited by the foregoing, the Corporation shall indemnify persons in accordance with the following provisions:

                 (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                 (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                 (3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article X, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                 (4) Any indemnification under Sections (1) and (2) of this Article X (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Corporation.

                 (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation authorized in this Article X. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors of the Corporation deems appropriate.

                 (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this
         Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

                 (7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

                 (8) For purposes of this Article X, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                 (9) For purposes of this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article X.

                 (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                   Article XI

                        Directors Not Personally Liable

                 To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


                                  Article XII

                                   Amendment

                 The Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by law and this Certificate of Incorporation, and all rights conferred on stockholders in this Certificate of Incorporation are subject to this reservation.


                                  Article XIII

                                    By-Laws

                 The directors of the Corporation shall have the power to adopt, amend or repeal by-laws.

                 IN WITNESS WHEREOF, Alexander's, Inc. has caused its corporate seal to be hereunto affixed and this Amended and Restated Certificate of Incorporation to be signed by Robin L. Farkas, its Chairman and Chief Executive Officer, and attested by Brian M. Kurtz, its Senior Vice President and Secretary this 27th day of September, 1993 and the undersigned affirm that the statements made herein are true under the penalties of perjury.


                                       /s/ Robin L. Farkas
                                       ----------------------------------------
                                               Chairman and Chief
                                                Executive Officer



[SEAL]

Attest:


/s/ Brian M. Kurtz
---------------------------------------
        Senior Vice President
            and Secretary